                                                                  Exhibit (d)(2)

CERTIFICATE                                                         NUMBER OF
 NUMBER                                                              SHARES
   1                                                                  2,620
----------                                                          ---------



                       EATON VANCE MUNICIPAL INCOME TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares - Class A
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                           Cusip No.



         This certifies that         is the owner of         fully paid and
non-assessable shares of Auction Preferred Shares - Class A, $.01 par value per share, $25,000 liquidation preference per share, of Eaton Vance Municipal Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

         IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this
                   day of                             A.D. 1999.


BANKERS TRUST COMPANY                       EATON VANCE MUNICIPAL INCOME TRUST
As Transfer Agent and Registrar


By:                                        By:
   ----------------------------------        ----------------------------------
         Authorized Signature                  President


                                           Attest:
                                              --------------------------------
                                               Secretary

       FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises. Dated ______________________________, ________________

In presence of

_________________________________       _______________________________________

              Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

              The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.

CERTIFICATE                                                         NUMBER OF
 NUMBER                                                              SHARES
   1                                                                  2,620
----------                                                          ---------




                       EATON VANCE MUNICIPAL INCOME TRUST
          Organized Under the Laws of The Commonwealth of Massachusetts
                       Auction Preferred Shares - Class B
                            $.01 Par Value Per Share
                    $25,000 Liquidation Preference Per Share


                                                            Cusip No.

       This certifies that          is the owner of           fully paid and
non-assessable shares of Auction Preferred Shares - Class B, $.01 par value per share, $25,000 liquidation preference per share, of Eaton Vance Municipal Income Trust (the "Trust") transferable only on the books of the Trust by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

       A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class authorized to be issued, will be furnished by the Trust to any shareholders upon request and without charge.

       IN WITNESS WHEREOF, the Trust has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this
              day of                 A.D. 1999.

BANKERS TRUST COMPANY                       EATON VANCE MUNICIPAL INCOME TRUST
As Transfer Agent and Registrar


By:                                        By:
   ----------------------------------        ----------------------------------
         Authorized Signature                  President


                                           Attest:
                                              --------------------------------
                                               Secretary

       FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _____________________________ Shares represented by this Certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises. Dated ______________________________, ________________

In presence of

_________________________________       _______________________________________

              Shares of Auction Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Trust's Agreement and Declaration of Trust, as amended, a copy of which may be at the office of the Secretary of the Commonwealth of Massachusetts.

              The Trust will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class of series of capital stock of the Trust authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Trust.